Exhibit 99.1
Embark Announces Third Quarter 2022 Financial Results
— Embark Coverage Map Expands to Launch Coast-to-Coast Autonomous Trucking Network —
— Embark Completes Reverse Stock Split at a Ratio of 1-for-20 —
— Embark Appoints Penny Herscher as Independent Board Chairperson —
SAN FRANCISCO, Calif., – November 8, 2022 – Embark Technology, Inc. (Nasdaq: EMBK) (“Embark”), a leading developer of autonomous technology for the trucking industry, today announced financial results for the quarter ended September 30, 2022 and provided a business update.
“We are proud of the consistent expansion of the Embark Coverage Map culminating with the recent launch of the Coast-to-Coast backbone covering nine transfer point sites and opening 9.5B miles of annual freight to our carrier partners, representing 28% of shipping volumes in the Sunbelt,” said Alex Rodrigues, CEO of Embark. “As we close out 2022, we expect to deliver the first Embark-equipped TTP truck to Knight-Swift as they prepare to operate AV trucks within their fleet with their own staff in 2023. Embark has made significant progress on our technical capability roadmap this year, and we are on track to complete our Evasive maneuvers milestone next month, clearing another critical hurdle to commercial deployment of Embark Driver.”
Key Company Highlights
•Announced the Launch of the Coast-to-Coast Backbone of the Embark Coverage Map. The Coverage Map contains nine transfer point sites in cities across the Sunbelt, including new locations in Dallas, El Paso, Atlanta, and Jacksonville, to accommodate planned freight volume in key markets and provide anticipated operational support for carriers and shippers using Embark-powered trucks. Embark secured optimized real estate sites and support services through its partnerships with Alterra Property Group and Ryder.
•Reaffirms 2022 Cash Flow Spend Guidance of $100 million to $115 million Reflecting Our Focused Spend Strategy. Continued operational process improvements, focused hiring and efficiencies enable us to reaffirm our 2022 free cash flow spend guidance of $100 million to $115 million.
•Embark’s 1-for-20 Reverse Stock Split Completed in August 2022. Embark shareholders overwhelmingly approved the 1-for-20 reverse stock split based on the closing price as of August 16, 2022. Embark’s common stock began trading on a split-adjusted basis when the market opened on August 17, 2022.
•Penny Herscher Appointed Independent Board Chairperson and Chair of Compensation Committee. Ms. Herscher is an accomplished public company board director, executive and entrepreneur in the high tech industry with more than 15 years of experience as CEO and as a public company board director. She joins Embark’s Board as Chairperson and Compensation Committee Chair.
Third Quarter 2022 Financial Highlights
•Cash and cash equivalents were approximately $191.0 million as of September 30, 2022
•Net loss was $35.4 million for the three months ended September 30, 2022, or $1.53 per share, compared to $19.1 million, or $2.69 per share, for three months ended September 30, 2021. Net loss was $68.2 million for nine months ended September 30, 2022, or $2.98 per share, compared to $47.8 million, or $6.73 per share, for nine months ended September 30, 2021.
•Adjusted EBITDA loss was $24.7 million for three months ended September 30, 2022, compared to adjusted EBITDA loss of $14.2 million for the three months ended September 30, 2021. Adjusted EBITDA loss was $71.8 million for the nine months ended September 30, 2022 compared to adjusted EBITDA loss of $35.0 million for the nine months ended September 30, 2021.
•Stock-based compensation was $10.9 million for the three months ended September 30, 2022 compared to $0.6 million for the three months ended September 30, 2021. Stock-based compensation was $39.9 million for the nine months ended September 30, 2022 compared to $1.7 million for the nine months ended September 30, 2021.
•Net cash used in operating activities was $66.3 million for the nine months ended September 30, 2022 compared to $32.9 million for the nine months ended September 30, 2021.

•Free cash flow spend was $29.4 million for the three months ended September 30, 2022 compared to $13.6 million for the three months ended September 30, 2021. Free cash flow spend was $74.1 million for the nine months ended September 30, 2022 compared to $35.6 million for the nine months ended September 30, 2021. Embark reaffirms its expected free cash flow to spend for 2022 to be in the range of $100 million to $115 million.
For a reconciliation of a non-GAAP figure to the applicable GAAP figure please see the table captioned “Reconciliation of GAAP and Non-GAAP Results” set forth at the end of this press release.

Webcast and Conference Call Information
The Company will discuss these results and other related matters at 5:30 a.m. Pacific Standard Time on November 8, 2022 in a live webcast, which will also be archived for replay on the Company’s website at https://investors.embarktrucks.com/. The Company will post the earnings press release and earnings presentation under the “Quarterly Results” section on the Investor Relations website. This press release is being furnished as a Current Report on Form 8-K with the Securities and Exchange Commission, and will be available at www.sec.gov.
About Embark
Embark Technology, Inc. (Nasdaq: EMBK) is an autonomous vehicle company building the software powering autonomous trucks, focused on improving the safety, efficiency, and sustainability of the approximately $730 billion a year U.S. highway truck freight market. Headquartered in San Francisco, CA since its founding in 2016, Embark is America’s longest-running self-driving truck program and partners with some of the largest shippers and carriers in the nation.
Embark’s mission is to realize a world where consumers pay less for the things they need, drivers stay close to the homes they cherish, and roads are safer for the people we love. To learn more about Embark, visit embarktrucks.com.

Contacts
Investor Relations: investorrelations@embarktrucks.com
Media: Misha Rindisbacher, press@embarktrucks.com
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Embark’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Embark’s expectations with respect to future performance. These forward-looking statements also involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: (1) ability to expand into new markets; (2) changes in the applicable laws or regulations; (3) the possibility that Embark may be adversely affected by other economic, business, and/or competitive factors; (4) the impact of the global COVID-19 pandemic; (5) funding requirements for R&D and commercialization activities; and (6) other risks and uncertainties separately provided to you and indicated from time to time as described in filings and potential filings by Embark with the U.S. Securities and Exchange Commission (the “SEC”), including those discussed in the Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 21, 2022, Form S-1 filed on June 1, 2022, and other documents filed with the SEC from time to time. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Embark cautions that the foregoing list of factors is not exhaustive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. Embark undertakes no obligation to and accepts no obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Embark Technology, Inc.
Consolidated Condensed Balance Sheets
(in thousands)
(unaudited)

	September 30, 2022	December 31, 2021

Assets
Current assets:
Cash and cash equivalents	$191,040	$264,615
Restricted cash, short-term	65	130
Prepaid expenses and other current assets	9,416	12,746
Total current assets	200,521	277,491
Restricted cash, long-term	812	275
Property, equipment and software, net	17,686	9,637
Operating lease right-of-use assets	22,941	—
Other assets	6,365	3,596
Total assets	$248,325	$290,999
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,758	$2,497
Accrued expenses and other current liabilities	9,226	3,142
Current portion of operating lease liabilities	3,251	—
Short-term notes payable	492	358
Total current liabilities	15,727	5,997
Long-term notes payable	1,421	722
Warrant liability	1,621	49,419
Non-current portion of operating lease liabilities	20,090	—
Other long-term liability	110	50
Long-term deferred rent	—	177
Total liabilities	$38,969	$56,365
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	2	36
Class B common stock	—	9
Additional paid-in capital	460,440	417,492
Accumulated deficit	(251,086)	(182,903)
Total stockholders’ equity	209,356	234,634
Total liabilities and stockholders’ equity	$248,325	$290,999

Embark Technology, Inc.
Consolidated Condensed Statement of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$21,691	$11,481	$59,427	$26,823
General and administrative	16,050	4,593	56,741	11,585
Total operating expenses	37,741	16,074	116,168	38,408
Loss from operations	(37,741)	(16,074)	(116,168)	(38,408)
Other income (expense):
Change in the fair value of derivative liability	—	(1,010)	—	(5,783)
Change in fair value of warrant liability	1,390	—	47,799	—
Other income (expense)	181	12	(413)	18
Interest income	758	13	931	83
Interest expense	—	(2,058)	(332)	(3,735)
Loss before provision for income taxes	(35,412)	(19,117)	(68,183)	(47,825)
Net loss	$(35,412)	$(19,117)	$(68,183)	$(47,825)
Net loss attributable to common stockholders, basic and diluted	$(35,412)	$(19,117)	$(68,183)	$(47,825)
Net loss per share attributable to common stockholders:
Basic and diluted, Class A and Class B	$(1.53)	$(2.69)	$(2.98)	$(6.73)
Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	23,145,180	7,111,106	22,880,503	7,111,106

Embark Technology, Inc.
Consolidated Condensed Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2022	2021

Cash flows from operating activities
Net loss	$(68,183)	$(47,825)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,438	756
Amortization expense - right-of-use assets - operating leases	1,841	—
Stock-based compensation, net of amounts capitalized	39,942	1,661
Issuance of warrants for services	—	1,775
Change in fair value of warrants	(47,799)	—
Net amortization of premiums and accretion of discounts on investments	—	265
Loss on sale of property, equipment and software	(147)	—
Amortization of debt discount	—	3,735
Change in the fair value of derivative liability	—	5,783
Issuance of common stock for services	666	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	3,144	(911)
Other assets	(2,769)	(3,229)
Accounts payable	1,055	2,759
Other long-term liabilities	60	49
Accrued expenses and other current liabilities	4,482	2,324
Net cash used in operating activities	(66,270)	(32,858)
Cash flows from investing activities
Maturities of investments	—	48,239
Purchase of property, equipment and software	(8,201)	(2,380)
Proceeds from sale of property, equipment and software	399	—
Deposit for purchase of trucks	—	(400)
Refund of deposit for trucks	—	47
Net cash provided by (used in) investing activities	(7,802)	45,506
Cash flows from financing activities
Cash proceeds received from convertible note payable	—	25,001
Payment towards notes payable	(346)	(140)
Proceeds from exercise of stock options	1,319	149
Repurchase of early exercised stock options	(4)	—
Deferred offering costs	—	(827)
Net cash provided by financing activities	969	24,183
Net increase (decrease) in cash, cash equivalents and restricted cash	(73,103)	36,831
Cash, cash equivalents and restricted cash at beginning of period	265,020	11,460
Cash, cash equivalents and restricted cash at end of period	$191,917	$48,291
Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$18	$—
Supplemental schedule of noncash investing and financing activities
Acquisition of property, equipment and software in accounts payable	$1,038	$71
Acquisition of trucks by assuming notes payable	$1,420	$278
Right-of-use assets obtained in exchange for lease obligations	$24,782	$—
Deferred offering costs in accrued liability	$—	$3,275
Stock-based compensation capitalized into internally developed software	$1,144	$160
Vesting of early exercised stock options	$43	$39
Issuance of common stock for services	$666	$—

Reconciliation of GAAP and Non-GAAP Results
Embark Technology, Inc.
Reconciliation of Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(35,412)	$(19,117)	$(68,183)	$(47,825)
Interest income and expense, net	(758)	2,045	(599)	3,652
Depreciation and amortization	604	282	1,438	756
Amortization on right-of-use assets -operating leases	837	—	1,841	—
EBITDA	$(34,729)	$(16,790)	$(65,503)	$(43,417)
Stock-based compensation expense(1)	10,919	562	39,942	1,661
Change in fair value of warrant liabilities(2)	(1,390)	—	(47,799)	—
Change in the fair value of derivative liability	—	1,010	—	5,783
One-time adjustment(3)	480	1,000	914	1,000
Upfront CEF commitment fee (noncash)(4)	—	—	666	—
Adjusted EBITDA	$(24,720)	$(14,218)	$(71,780)	$(34,973)
(1)Reflects, for the periods presented, stock-based compensation expense related to the issuance of stock options, Restricted Stock Units (RSUs) including performance-based restricted stock units (PSUs) and Common Stock Units (CSUs) to Embark employees and non-employees
(2)Reflects the decrease in the fair values of Embark's warrants.
(3)Professional service fees incurred in connection with business combination in 2021 and committed equity financing in 2022.
(4)Upfront commitment fee incurred in connection with committed equity facility (“CEF”) in 2022.

Embark Technology, Inc.
Free Cash Flow
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash used in operating activities (GAAP)	$(26,004)	$(12,773)	$(66,270)	$(32,857)
Capital expenditures including truck deposits, net of returns	(3,399)	(833)	(7,802)	(2,733)
Free cash flow (Non GAAP)	$(29,403)	$(13,606)	$(74,072)	$(35,590)